Exhibit 10.6.2

December 6, 2018

Michael Sgro
131 Walnut Street
Jenkintown, PA 19046

Dear Mike:

This letter agreement amends and supersedes in its entirety the section entitled “Long Term Incentive” in your offer letter, dated February 17, 2015, as follows:

Long-Term Performance Plan

You shall be eligible to participate in the Company’s Long-Term Performance Plan (“LTPP”), as it may be established or maintained from time to time. Your 2019 aggregate LTPP award opportunity is targeted to be 125% of your Base Salary for the 2019 calendar year, and is subject to increase or decrease as determined thereafter by the Executive Development and Compensation Committee of American Water’s Board of Directors (the “Committee”). The terms of any LTPP awards, if and when granted to you by the Committee, shall be governed by and subject to all of the terms and conditions of the Company’s 2017 Omnibus Equity Compensation Plan (the “Omnibus Plan”), as it may be amended from time to time, and the relevant LTPP plan documents and applicable LTPP award documents or agreements, and the Company shall recommend your LTPP awards to be considered for approval each year by the Committee to include terms and conditions consistent with those described in this letter. Subject in each case to approval and grant by the Committee, you will be eligible to receive grants of equity-based awards under the LTPP, subject in all respects to the terms of the Omnibus Plan and applicable award documents or agreements, with the following special vesting terms: (i) 2020 grants will vest 1/3rd on January 31, 2021 and 2/3rds on January 31, 2022; and (ii) 2021 grants will vest in full on January 31, 2022; provided, that, in each case, any grants subject to performance-based vesting shall be subject to distribution and payment based on the determination by the Committee of actual performance achieved following the completion of the applicable performance period for each such award.

This letter does not otherwise serve to amend or supersede the terms or conditions contained in your February 17, 2015 offer letter. Your signature below indicates your acceptance of this amendment. Please let me know if you have any questions or concerns.

Regards,

/s/ MELANIE KENNEDY

Melanie Kennedy
Senior Vice President, Human Resources

By my voluntary and knowing signature below, I, Michael Sgro, certify that I completely read and understand this document. I further understand that my employment remains “at will,” which means that I am not guaranteed employment or any particular job for any specified period of time.  The Company or I may terminate my employment at any time, for any or no reason, with or without cause.

/s/ MICHAEL SGRO                December 11, 2018
Signature: Michael Sgro                                               Date